UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) April 18, 2011

Speedemissions, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 15, 2011, the Board of Directors, (“Board”) of Speedemissions, Inc. (the “Company”) and GCA Strategic Investment Fund Limited (“GCA”) agreed to amend GCA’s 4,000,000 common stock purchase warrants dated November 10, 2010. The closing price of the Company’s common stock was $0.013 on April 14, 2011. The exercise price per share of the common stock purchase warrants was reduced to $0.016 from $0.50. On April 15, 2011, GCA exercised the amended common stock purchase warrants and transferred $64,000 to the Company on April 18, 2011, pursuant to an available exemption under Section 4(2) of the Securities Act of 1933, as amended. The Company will use the $64,000 for working capital purposes.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2011, the Compensation Committee and the Board, after a review of the market value of Company’s stock, previous incentives provided to the Company’s directors, officers and employees through the Company’s stock option plans, made the informed determination that it is in the best interests of the Company to provide the directors, officers and employees with more adequate compensation and incentives to promote long-term growth of the Company and to further align the interest of the directors, officers and employees and the Company’s shareholders.

The Compensation Committee and the Board adopted management and employee incentive and retention arrangements to allow under (1) the Speedemissions, Inc. 2001 Stock Option Plan, (2) the Speedemissions, Inc. Amended and Restated 2005 Omnibus Stock Grant and Option Plan, (3) the Speedemissions, Inc. 2006 Stock Grant and Option Plan and (4) the Speedemissions, Inc. 2008 Stock Grant and Option Plan, each owner of the Options to exchange each of his or her vested stock options for Restricted Shares pursuant to the terms and conditions of the Restricted Stock Agreement (the “Agreement”). A total of 38 directors, officers and employees elected to exchange a total of 5,596,058 stock options for Restricted Shares. The Company issued the Restricted Shares on April 18, 2011. The Restricted Shares vested immediately and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of until October 15, 2011. As of April 18, 2011, the Company’s total stock options outstanding was 64,000. The Board does not have plans to issue additional stock options under the above stock option plans.

For the named executive officers and directors, the number of Restricted Shares issued were 3,369,000 for Richard A. Parlontieri, President and CEO, 770,000 for Michael S. Shanahan, Chief Financial Officer and Secretary, 188,500 for Bradley Thompson, Director, 182,500 for Ernest Childs, Director, 175,000 for Michael Guirlinger, Director and 100,000 for Gerald Amato, Director.

The Board also approved the issuance of 70,000 Common Shares to Mr. Amato for consulting and investor relations services provided to the Company. In addition, Mr. Amato voluntary surrendered his 70,000 warrants previously issued which were set to expire in October 2011.

Item 9.01 Financial Statements and Exhibits

(d)	EXHIBITS

Exhibit Number	Description of Document

99.1	Form of Speedemissions, Inc. Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2011	Speedemissions, Inc.,
a Florida corporation

/s/ Michael S. Shanahan
	By:	Michael S. Shanahan
	Its:	Chief Financial Officer & Secretary